EXHIBIT (p)(4)


                            QUASAR DISTRIBUTORS, LLC
                             POLICIES AND PROCEDURES

                                 CODE OF ETHICS
                              FOR ACCESS PERSONS OF
                            QUASAR DISTRIBUTORS, LLC

                          Effective as of June 1, 2000

I.       DEFINITIONS

         A. "Access person" means any director or officer of the Underwriter who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of securities for a Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to a Fund regarding the purchase or sale of securities.

         B.       "Act" means the Investment Company Act of 1940, as amended.

         C. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. As a general matter, "beneficial ownership" will be attributed to an access person in all instances where the person (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security); (ii) possesses the voting power (including the power to vote or to direct the voting) over such security; or
                  (iii) receives any benefits substantially equivalent to those of ownership.
                  Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

                           (i)      securities held in the person's own name;
                           (ii) securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;
                           (iii) securities held by a bank or broker as a nominee or custodian on such person's behalf or pledged as collateral for a loan;
                           (iv) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);
                           (v) securities held by a relative not residing in the person's home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;
                           (vi) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);
                           (vii) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;


Access Persons Code of Ethics          1
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                           (viii)   securities held by a general partnership or
                                    limited partnership in which the person is a general partner; and

                           (ix) securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

                  Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition is subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Exchange Act.

         D. "Compliance Officer" means the person designated from time to time by the Underwriter.

         E.       "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Act. As a general matter, "control" means the power to exercise a controlling influence. The "power to exercise a controlling influence" is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power. Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of an entity shall be presumed to control such entity.

         F. "Fund" means an investment fund registered under the Act that has retained Quasar Distributors, LLC as its principal underwriter.

         G. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

         H. "Restricted List" means a list of securities that from time to time are not to be acquired by access persons and which list will be maintained by the Underwriter.

         I. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act and shall include: common stocks, preferred stocks, and debt securities; options on and warrants to purchase common stocks, preferred stocks or debt securities; and shares of closed-end investment companies and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a security. For example, a Related Security may be convertible into a security, or give its holder the right to purchase the security. The term "Security" also includes private investments, including oil and gas ventures, real estate syndicates and other investments which are not publicly traded. It shall not include shares of registered open-end investment companies; direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and such other money market instruments as designated by the Underwriter's Board of Directors.

         J.       "Underwriter" means Quasar Distributors, LLC.


II.      GENERAL FIDUCIARY PRINCIPLES

         In addition to the specific principles enunciated in this Code of Ethics, all access persons shall be governed by the following general fiduciary principles:

         A. The duty at all times to place the interests of Fund shareholders ahead of personal interests;


Access Persons Code of Ethics          2
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         B.       The requirement that all personal securities transactions be conducted consistently with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

         C. The fundamental standard that access persons should not take inappropriate advantage of their positions.


III.     EXEMPTED TRANSACTIONS

         The prohibitions of Sections IV and V of this Code of Ethics shall not apply to:

         A. Purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

         B. Purchases or sales of securities which are not eligible for purchase or sale by any Fund;

         C. Purchases or sales which are non-volitional on the part of either the access person or a Fund;

         D. Purchases which are part of an automatic dividend reinvestment plan;

         E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer and sales of such rights so acquired; and

         F. Purchases or sales which receive the prior approval of the President of the Underwriter, after consultation with the Compliance Officer, because (i) they are only remotely harmful to the Underwriter or a Fund; (ii) they would be very unlikely to affect a highly institutional market; or (iii) they clearly are not related economically to the securities to be purchased, sold or held by a Fund.

         THE TRANSACTIONS LISTED ABOVE ARE NOT EXEMPT FROM THE REPORTING REQUIREMENTS SET FORTH IN SECTION VI.

IV.      PROHIBITED ACTIVITIES

         A. All securities transactions in which an access person has a direct or indirect beneficial ownership interest will be monitored by the Compliance Officer.

         B. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership interest on any day during which he or she knows or should have known at the time of such purchase or sale, that a Fund has a pending "buy" or "sell" order in that same security on that day until that order is executed or withdrawn.

         C. No access person shall acquire any securities in an initial public offering.

         D. No access person shall acquire securities pursuant to a private placement without prior approval from the Underwriter's President after consultation with the Compliance Officer. In determining whether approval should be granted, the following should be considered:

                  (1) whether the investment opportunity should be reserved for a Fund and its shareholders; and


Access Persons Code of Ethics          3

                  (2) whether the opportunity is being offered to an individual by virtue of his/her position with the Underwriter.

                  In the event approval is granted, the access person must disclose the investment when he/she plays a material role in a Company's subsequent consideration of an investment in the issuer. In such circumstances, the Company's decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

         E. No access person shall profit from the purchase and sale, or sale and purchase, of the same, or equivalent, securities within sixty (60) calendar days unless the security is purchased and sold by a Fund within sixty (60) calendar days and the access person complies with Section IV(B). For purposes of applying the 60-day period, securities will be subject to this 60-day short-term trading ban only if the actual lot was purchased and sold, or sold and purchased, within such period. Any profits realized on such short-term trades must be disgorged by the access person; provided, however, that the Board of Directors may make exceptions to this prohibition on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception.

         F. No access person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Underwriter. Such prohibition shall not apply to seasonal gifts made generally available to all employees at the Underwriter's business office or to meals and/or entertainment provided in the ordinary course of business and consistent in cost with the Underwriter's standards for employee expenditures.

         G. No access person shall serve on the board of directors of publicly traded companies, unless the access person receives prior authorization from the Underwriter's Board of Directors based upon a determination that the board service would be consistent with the interests of the Underwriter. In the event the board service is authorized, access persons serving as directors must be isolated from those making investment decisions by a "Chinese wall."

V.       POLICY ON SECURITY OWNERSHIP

         In addition to the prohibitions contained in Section IV hereof, it is the general policy of the Underwriter that no access person shall have any direct or indirect beneficial ownership of any security which is also owned by a Fund unless said access person complies with Section IV(B), or any security which is on the Restricted List. Upon the discovery by the Underwriter or any access person that an access person has direct or indirect beneficial ownership of a security which is on the Restricted List, such access person shall promptly report such fact to the Compliance Officer, and may be required to divest himself or herself of such ownership if the Compliance Officer determines that any significant conflict of interest or potential conflict of interest exists as a result of such ownership or that such ownership results in a breach of other policies or agreements of the Underwriter.

VI.      REPORTING

         A. All securities transactions in which an access person has a direct or indirect beneficial ownership interest will be monitored by the Compliance Officer. The Compliance Officer's compliance with this Code of Ethics shall be monitored by the Underwriter's President.


Access Persons Code of Ethics          4

         B. Every access person shall, at least on a quarterly basis, report to the Compliance Officer the information described in
                  Section VI(D) of this Code of Ethics with respect to the transactions and accounts in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

         C. Every access person shall report to the Compliance Officer the information described in Section VI(D) of this Code of Ethics even if such access person has no personal securities transactions to report for the reporting period.

         D. Every report required to be made by Sections VI(B) and VI(C) of this Code of Ethics shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved;

                  (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (3)      The price at which the transaction was effected;

                  (4) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                  (5) The date that the report is submitted by the access person.

                  Individual transaction information reporting obligations may be sent by forwarding a duplicate confirmation to the Compliance Officer. The determination date for timely compliance with this Section VI(D) is the date the report is received by the Compliance Officer, which date must be recorded on the report.

                  The report shall also contain the following information with respect to any account established by an access person during the quarter:

                  (1) The name of the broker, dealer or bank with whom the access person established the account;

(2)      The date the account was established; and

(3)      The date that the report is submitted by the access person.

                  A form which may be used to meet the access person reporting requirement is attached hereto as Appendix 1.

         E. Any report filed pursuant to this Section VI may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.


Access Persons Code of Ethics          5

         F. In addition to the reporting requirements of Sections VI(B), VI(C) and VI(D), every access person shall direct his or her brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements for all securities accounts in which such access person has a beneficial ownership interest. Attached hereto as Appendix 2 is a form of letter that may be used to request such documents from the respective broker, dealer, or bank. It is the responsibility of the access person to make sure that his or her broker does in fact send to the Compliance Officer the duplicate confirmations and the duplicate statements. These forms, confirmations and statements will be maintained in strictest confidence in the files of the Compliance Officer.

         G. In addition to the reporting requirements of Sections VI(B), VI(C) and VI(D), every access person shall also disclose to the Compliance Officer all personal securities holdings within ten calendar days after commencement of employment and thereafter on an annual basis. Such disclosures shall be made on the form attached hereto as Appendix 3. Each such access person also shall sign an acknowledgment, attached hereto as Appendix 4, to affirm that they have received and reviewed this Code of Ethics.

VII.     ADVANCE CLEARANCE

         A. Advance clearance is required for all securities transactions in which an access person has or as a result of such transaction will have a beneficial ownership interest, excluding (i) transactions exempt under Sections III(A) and III(C), provided the access person is not advised of the transactions in advance and does not participate in the decision-making related thereto or transactions exempt under Sections III(D) or III(E) and (ii) transactions receiving approval of the President and Compliance Officer under Section III(F). A form provided for advance clearance is attached hereto as Appendix 5.

         B. Advance clearance requests should be submitted in writing in duplicate to the Compliance Officer who may approve or disapprove such transactions on the grounds of compliance with this Code of Ethics or otherwise. Approval shall only be given when the person giving it has determined that the intended transaction does not fall within any of the prohibitions in this Code of Ethics. One copy of the advance clearance request will be returned to the access person showing approval or disapproval and one copy will be retained by the Compliance Officer.

         C. The authorization provided by the Compliance Officer is effective until the earlier of (i) its revocation, (ii) the close of business on the third trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Thursday), or (iii) the access person learns that the information in the advance clearance request is not accurate. If the order for the securities transaction is not placed within that period, a new advance authorization must be obtained before the transaction is placed. If the transaction is placed but has not been executed within three trading days after the day the authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order amends it in any way.


VIII.    INSIDER TRADING

         A. No access person shall purchase or sell Fund Shares while in possession of material non-public information regarding the Fund. The Compliance Officer may from time to time deny access persons the ability to buy or sell Fund Shares if the Compliance Officer,


 Access Persons Code of Ethics         6
                  in his or her sole discretion, determines that it is likely that such person has possession of material non-public information or that it would be otherwise inadvisable, in his or her sole discretion, for such transaction to occur. The Compliance Officer should, together with the Underwriter's legal counsel, be available to consult as to whether an access person is likely to be in possession of material non-public information.

IX.      COMPLIANCE WITH THE CODE OF ETHICS

         A. The Compliance Officer shall identify each access person and notify them of their reporting obligations under the Code. The Compliance Officer shall maintain a list of all access persons of the Underwriter in substantially the form set forth in Appendix 6.

         B. All access persons shall certify annually in the form attached hereto as Appendix 7 that:

                  (1) They have read and understand this Code of Ethics and recognize that they are subject thereto; and

                  (2) They have complied with the requirements of this Code of Ethics and disclosed or reported all personal securities transactions and accounts required to be disclosed or reported pursuant thereto.

         C. The Compliance Officer and the Underwriter's legal counsel shall prepare a quarterly report to the Underwriter's and Company's Boards of Directors which shall:

                  (1) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past quarter;

                  (2) Identify any violations requiring significant remedial action during the past quarter; and

                  (3) Identify any recommended changes in existing restrictions or procedures based upon the Underwriter's experience under this Code of Ethics, evolving industry practices or developments in laws or regulations.

X.       SANCTIONS

         Upon discovering a violation of this Code of Ethics, the Board of Directors of the Underwriter may impose such sanctions as it deems appropriate, including, among other sanctions, a letter of censure or suspension, disgorgement of profits or termination of the employment of the violator.

XI.      OTHER PROCEDURES

         Other policies and procedures of the Underwriter relating to securities transactions, including, without limitation, policies relating to insider trading, shall remain in full force and effect and shall not be affected by adoption of this Code of Ethics. To the extent of any inconsistencies between this Code of Ethics and any such other policies, this Code of Ethics shall control.



Access Persons Code of Ethics          7

                                                                      APPENDIX 1


           THIS REPORT MUST BE SUBMITTED WITHIN 10 DAYS OF QUARTER END

ACCESS PERSON TRANSACTION RECORD for
                                                           (Name)
FOR CALENDAR QUARTER ENDED
                                                           (Date)

I AM REPORTING BELOW ALL TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE CODE OF ETHICS DATED AUGUST 1, 2000.



         (Date)                                  (Access Person's Signature)


                            I. TRANSACTION REPORTING

Check if applicable:       (  )  I had no transactions during the quarter.
                           (  )  All transactions required to be reported have
                                 been provided to the Compliance Officer through duplicate confirmations and statements.

                           (  )  The reporting of any transaction below shall
                                 not be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

                                  TRANSACTIONS

  Date     Security    Interest    Maturity   # Shares      Principal        Purchase/   Price       Broker
             Name        Rate        Date        or Par        Amount       Sale/Other                 Name
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                     (attach additional sheets if necessary)




Access Persons Code of Ethics          8

                              II. ACCOUNT REPORTING

                    SECURITIES ACCOUNTS OPENED DURING QUARTER

|_| I did not open any securities account with any broker, dealer or bank during the quarter; or
|_| I opened a securities account with a broker, dealer or bank during the quarter as indicated below.

            Date Account                             Broker, Dealer or Bank
         Was Established                                      Name
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------




         REVIEWED:

                                    (Date)                  (Signature)

                FOLLOW-UP ACTION (if any) (attach additional sheet if required)


         ----------------------------------------------------------------





Access Persons Code of Ethics          9
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                                                                      APPENDIX 2


                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     [Date]

[Broker Name and Address]

         Subject:          Account #



Dear              :

         I am affiliated with Quasar Distributors, LLC, a principal underwriter to registered investment companies, and am an access person of such underwriter. You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to Quasar Distributors, LLC. Please address the confirmations and statements directly to:

              Ms. Teresa Cowan, Compliance Officer
              Quasar Distributors, LLC
              615 East Michigan Street, 2nd Floor
              Milwaukee, WI  53202

         Your cooperation is most appreciated. If you have any questions regarding these requests, please contact Teresa Cowan of Quasar Distributors, LLC at (414) 287-3397 or me.

                                                         Sincerely,


                                                         [Name of Access Person]


cc:





Access Persons Code of Ethics          10

                                                                      APPENDIX 3

                          PERSONAL SECURITIES HOLDINGS

         In accordance with Section VI(G) of the Code of Ethics, please provide a list of all securities in which you have a beneficial interest.

(1)      Name of Access Person:

(2) If different than (1), name of the person in whose name the account is held:

(3)      Relationship of (2) to (1):

(4)      Broker at which Account is maintained:

(5)      Account Number:

(6)      Contact person at Broker and phone number:

(7) For each account, attach the most recent account statement listing securities in that account. If you have a beneficial interest in securities that are not listed in an attached account statement, list them below:

     Title/Name of Security   Number of Shares   Value/Principal Amount   Broker-dealer or bank
     ------------------------------------------------------------------------------------------
1.

2.

3.

4.

5.

                      (ATTACH SEPARATE SHEET IF NECESSARY)

         I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest, including those held in accounts of my immediate family residing in my household.

                                                         Access Person Signature

Dated:
                                                         Print Name


Access Persons Code of Ethics          11
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                                                                      APPENDIX 4


                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

         I acknowledge that I have received and reviewed the Code of Ethics dated August 1, 2000, and represent:

         1. In accordance with Section VI of the Code of Ethics, I will report all securities transactions and securities accounts in which I have a beneficial interest.

         2.   I will comply with the Code of Ethics in all other respects.




                                                     Access Person Signature

                                                     Print Name

         Dated:











Access Persons Code of Ethics          12

                                                                      APPENDIX 5


                ADVANCE PERSONAL TRADING CLEARANCE/REVIEW REQUEST

BACKGROUND:

         The Code of Ethics states that advance clearance is required for all securities transactions in which an access person has a beneficial ownership interest.

CLEARANCE/REVIEW REQUEST: (form should also be used to record trading where clearance is not required, so as to document non-clearance requirement)

1.       Name of Access Person:

2. If different than (1), name of person in whose account the trade will occur:

3.       Relationship of (2) to (1):

4.       Name of Security and Symbol:

5.       Maximum number of shares or units to
         be purchased or sold or amount of bond:

6.       Check if applicable: PURCHASE____     MARKET ORDER____

                              SALE    ____     LIMIT ORDER____

                              (Limit Order Price:             )

7.       For a Sale, Date of Purchase of Lot(s) Being Sold

TO:      COMPLIANCE OFFICER         FROM:

                                    DATE:                   TIME:

         I (or the account in which I have a beneficial ownership interest) intend to purchase/sell the above-named Security (on date if other than above: /___/___ ).

         I confirm that to the best of my knowledge, the proposed transaction is in compliance with the Code of Ethics.

ACCESS PERSON SIGNATURE:

DATE:


COMPLIANCE OFFICER SIGNATURE:

DATE:

Original to Compliance Officer
Copy to Access Person


Access Persons Code of Ethics          13

                                                                      APPENDIX 6


                            QUASAR DISTRIBUTORS, LLC

                             List of Access Persons

Name                       Status                   Date Added/Deleted from List
----                       ------                   ----------------------------












Access Persons Code of Ethics          14

                                                                      APPENDIX 7


           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

         I certify that during the past year:

         1. I have read and I understand the Code of Ethics and I recognize that I am subject thereto.

         2. In accordance with Section VI of the Code of Ethics, I have reported all securities transactions and securities accounts in which I have a beneficial interest, except to the extent disclosed on an attached schedule.

         3.       I have complied with the Code of Ethics in all other respects.




                                                     Access Person Signature

                                                     Print Name

         Dated:







Access Persons Code of Ethics          15